Independent Auditors' Consent



To the Shareholders and Board of Directors of Greenwich Street Series Fund:

We consent to the use of our reports dated February 8, 1999, with respect to the Greenwich Street Series Fund, incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



	KPMG LLP


New York, New York
April 26, 1999